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Exhibit 23.2

Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement of Ameron International Corporation on Form S-8 of our reports dated February 3, 2003 (February 24, 2004 as to the effects of the stock split described in Note 16), appearing in the Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 2003.

/s/ Deloitte & Touche LLP
Los Angeles, California
April 15, 2004

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  Exhibit 23.2
Consent of Independent Accountants